Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2016 First Quarter Results

Fremont, Calif., - March 28, 2016 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 29, 2016.

	Q1 FY16	Q1 FY15	Net change
Revenue ($M)	$3,126	$3,202	-2.4%
Operating income ($M)	$75.6	$78.9	-4.2%
Non-GAAP operating income ($M)(1)	$88.3	$97.5	-9.4%
Operating margin	2.42%	2.47%	(5) bps
Non-GAAP operating margin(1)	2.83%	3.05%	(22) bps
Net income attributable to SYNNEX Corporation ($M) (2)	$46.6	$46.3	0.5%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$54.6	$58.2	-6.1%
Diluted EPS	$1.17	$1.16	0.9%
Non-GAAP Diluted EPS(1)	$1.37	$1.46	-6.2%
(1) Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

(2) Q1 FY16 "Other income, net" includes a $4.1 million pre-tax benefit from a class-action legal settlement.
“Our strategic investments in our business continued to pay off and we are pleased with our income and cash flow generation during the quarter.  We see opportunities for growth over the balance of 2016,” stated Kevin Murai, President and Chief Executive Officer.

Fiscal 2016 First Quarter Highlights:

•
Technology Solutions: Revenue was $2.8 billion, down 2.8% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business decreased by 0.7% compared with last year. Technology Solutions generated operating income of $67.7 million, or 2.43% of segment revenue, compared with $71.3 million, or 2.49% of segment revenue, in the fiscal first quarter of 2015.

•
Concentrix: Revenue was $344.7 million, a 0.9% increase from the $341.8 million in revenues generated during the first quarter of last year. Adjusting for the translation effect of foreign currencies, Concentrix revenue grew 4.5% compared with last year. Operating income was $7.9 million, or 2.28% of Concentrix revenue, compared with $7.6 million in the prior fiscal year quarter. Non-GAAP operating income was $19.9 million, or 5.78% of segment revenue, for fiscal first quarter of 2016, compared with $25.5 million, or 7.46% of segment revenue, in the fiscal first quarter of 2015.

•
The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 9.5% compared with 8.2% in the prior year fiscal first quarter. Excluding the impact of acquisition and integration expenses and the amortization of intangibles, the trailing fiscal four quarters ROIC was 10.5%.

•	The debt to capitalization ratio was 27.9%, down from 33.3% in the prior fiscal year first quarter.

•	Depreciation and amortization were $14.5 million and $11.7 million, respectively.

•	Cash generated from operations was approximately $144 million for the quarter.

Fiscal 2016 Second Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2016 second quarter. Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.25 billion to $3.35 billion.

•	Non-GAAP net income is expected to be in the range of $51.0 million to $53.1 million.

•	Non-GAAP diluted earnings per share is expected to be in the range of $1.27 to $1.33.

•	After-tax amortization of intangibles is expected to be $7.4 million, or $0.18 per share.

•	We anticipate a negative currency impact on revenue of approximately $30 million.

Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend will be payable on April 29, 2016 to stockholders of record as of the close of business on April 15, 2016.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions.  Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration expenses related to the acquisition of the Customer Relationship Management, or CRM, business of International Business Machines Corporation, or IBM, and the related tax effects thereon. These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity, net of cash and cash equivalents in the United States.  Adjusted ROIC, or ROIC excluding the impact of IBM CRM acquisition and integration expenses and amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2016 second quarter as to revenue, non-GAAP net income, non-GAAP diluted earnings per share, after-tax amortization of intangibles, impact of acquisition and other integration expenses, currency impact, the frequency and occurrence of dividend declarations, growth opportunities, seasonality, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2015 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2016 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	February 29, 2016	November 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$447,627	$336,072
Restricted cash	35,105	88,558
Short-term investments	5,153	5,546
Accounts receivable, net	1,485,084	1,759,491
Receivable from related parties	71	114
Inventories	1,273,467	1,328,967
Current deferred tax assets	38,272	40,510
Other current assets	103,586	90,523
Total current assets	3,388,365	3,649,781
Property and equipment, net	263,669	248,627
Goodwill	294,766	298,785
Intangible assets, net	151,075	166,567
Deferred tax assets	26,208	19,849
Other assets	59,617	60,538
Total assets	$4,183,700	$4,444,147

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$69,493	$92,093
Accounts payable	1,197,307	1,445,194
Payable to related parties	8,288	7,661
Accrued compensation and benefits	100,025	135,453
Other accrued liabilities	234,957	218,687
Income taxes payable	20,353	19,069
Total current liabilities	1,630,423	1,918,157
Long-term borrowings	635,250	638,798
Other long-term liabilities	90,015	76,582
Deferred tax liabilities	6,610	10,713
Total liabilities	2,362,298	2,644,250
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	40
Additional paid-in capital	419,512	411,687
Treasury stock	(58,850)	(51,287)
Accumulated other comprehensive income (loss)	(72,680)	(55,237)
Retained earnings	1,532,773	1,494,178
Total SYNNEX Corporation stockholders’ equity	1,820,795	1,799,381
Noncontrolling interest	607	516
Total equity	1,821,402	1,799,897
Total liabilities and equity	$4,183,700	$4,444,147

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 29, 2016	February 28, 2015
Revenue:
Products	$2,784,837	$2,864,131
Services	340,785	338,327
Total revenue	3,125,622	3,202,458
Cost of revenue:
Products	(2,631,130)	(2,704,139)
Services	(210,300)	(210,101)
Gross profit	284,192	288,218
Selling, general and administrative expenses	(208,566)	(209,271)
Operating income	75,626	78,947
Interest expense and finance charges, net	(6,216)	(6,441)
Other income, net	4,034	67
Income before income taxes	73,444	72,573
Provision for income taxes	(26,807)	(26,271)
Net income	46,637	46,302
Net loss (income) attributable to noncontrolling interest	(75)	21
Net income attributable to SYNNEX Corporation	$46,562	$46,323
Earnings attributable to SYNNEX Corporation per common share:
Basic	$1.17	$1.17
Diluted	$1.17	$1.16
Weighted-average common shares outstanding:
Basic	39,224	38,968
Diluted	39,462	39,303
Cash dividends declared per share	$0.20	$0.13

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended
	February 29, 2016	February 28, 2015
Revenue:
Technology Solutions	$2,784,907	$2,864,288
Concentrix	344,692	341,762
Inter-segment elimination	(3,977)	(3,592)
Consolidated	$3,125,622	$3,202,458

Operating income:
Technology Solutions	$67,671	$71,250
Concentrix	7,861	7,578
Inter-segment elimination	94	119
Consolidated	$75,626	$78,947

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended
	February 29, 2016	February 28, 2015
Operating income and Operating margin
Consolidated
Revenue	$3,125,622	$3,202,458

GAAP operating income	$75,626	$78,947
IBM CRM acquisition and other integration expenses	1,002	3,993
Amortization of intangibles	11,704	14,593
Non-GAAP operating income	$88,332	$97,533
Depreciation	14,474	11,171
Adjusted EBITDA	$102,806	$108,704

GAAP operating margin	2.42%	2.47%
Non-GAAP operating margin	2.83%	3.05%

Technology Solutions
Revenue	$2,784,907	$2,864,288

GAAP operating income	$67,671	$71,250
Amortization of intangibles	651	669
Non-GAAP operating income	$68,322	$71,919
Depreciation	3,313	2,883
Adjusted EBITDA	$71,635	$74,802

GAAP operating margin	2.43%	2.49%
Non-GAAP operating margin	2.45%	2.51%

Concentrix
Revenue	$344,692	$341,762

GAAP operating income	$7,861	$7,578
IBM CRM acquisition and other integration expenses	1,002	3,993
Amortization of intangibles	11,053	13,924
Non-GAAP operating income	$19,916	$25,495
Depreciation	11,255	8,406
Adjusted EBITDA	$31,171	$33,901

GAAP operating margin	2.28%	2.22%
Non-GAAP operating margin	5.78%	7.46%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended
	February 29, 2016	February 28, 2015
Net income
Net income attributable to SYNNEX Corporation	$46,562	$46,323
IBM CRM acquisition and other integration expenses, net of taxes(1)	636	2,548
Amortization of intangibles, net of taxes(1)	7,432	9,310
Non-GAAP net income attributable to SYNNEX Corporation	$54,630	$58,181

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$46,562	$46,323
Less: net income allocated to participating securities	(499)	(594)
Net income attributable to SYNNEX Corporation common stockholders	46,063	45,729
IBM CRM acquisition and other integration expenses attributable to SYNNEX Corporation common stockholders, net of taxes(1)	631	2,517
Amortization of intangibles attributable to SYNNEX Corporation common stockholders, net of taxes(1)	7,349	9,192
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$54,043	$57,438

Weighted-average number of common shares - diluted:	39,462	39,303

Diluted EPS(2)	$1.17	$1.16
IBM CRM acquisition and other integration expenses	0.02	0.06
Amortization of intangibles	0.19	0.23
Non-GAAP Diluted EPS(3)	$1.37	$1.46

(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.

(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.1% and 1.3% of the Net income attributable to SYNNEX Corporation for the three months ended February 29, 2016 and February 28, 2015, respectively.

(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital

	Trailing Fiscal Four Quarters Ended
	February 29, 2016	February 28, 2015
ROIC
Operating income	$351,231	$325,506
Income taxes on operating income(1)	(127,528)	(119,067)
Operating income after taxes	223,703	206,439

Total borrowings, excluding book overdraft (five quarters average)	$749,430	$912,052
Total equity (five quarters average)	1,756,857	1,614,255
Less: U.S. cash and cash equivalents (five quarters average)	(139,554)	(11,571)
Total invested capital	2,366,733	2,514,736

ROIC	9.5%	8.2%

Adjusted ROIC
Non-GAAP operating income	$410,216	$427,684
Income taxes on Non-GAAP operating income(1)	(148,948)	(156,370)
Non-GAAP operating income after taxes	261,268	271,314

Total invested capital	$2,366,733	$2,514,736
Tax effected impact of IBM CRM acquisition and other integration expenses and amortization of intangibles (five quarters average)	128,126	78,917
Total Non-GAAP invested capital	2,494,859	2,593,653

Adjusted ROIC	10.5%	10.5%

(1) Income taxes on operating income was calculated using the applicable effective tax rates during the periods presented.

Debt to Capitalization

		February 29, 2016	February 28, 2015
Total borrowings, excluding book overdraft	(a)	$703,123	$839,897
Total equity	(b)	1,821,402	1,684,814
Debt to capitalization	(a)/((a)+(b))	27.9%	33.3%

SYNNEX Corporation
Cash Conversion Cycle
(currency in thousands)

		Three Months Ended
		February 29, 2016	February 28, 2015
Days sales outstanding
Revenue (products and services)	(a)	$3,125,622	$3,202,458
Accounts receivable, including receivable from related parties	(b)	1,485,155	1,590,849
Days sales outstanding	(b)/((a)/the number of days during the period)	43	45

Days inventory outstanding
Cost of revenue (products and services)	(c)	$2,841,430	$2,914,240
Inventories	(d)	1,273,467	1,306,039
Days inventory outstanding	(d)/((c)/the number of days during the period)	41	40

Days payable outstanding
Cost of revenue (products and services)	(e)	$2,841,430	$2,914,240
Accounts payable, including payable to related parties	(f)	1,205,595	1,127,843
Days payable outstanding	(f)/((e)/the number of days during the period)	39	35

Cash conversion cycle		45	50